UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      February 21, 2007

CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California (Address of principal executive offices)	91764 (Zip Code)

Registrant’s telephone number, including area code:      (909) 980-4030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02(e)         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

                On February 21, 2007, the Compensation Committee of CVB Financial Corp. (“CVB”) approved a Deferred Compensation Plan for directors and certain specified officers of CVB and CVB’s wholly owned subsidiary, Citizens Business Bank (the “Plan”). Under the Plan, which became effective on February 21, 2007, directors and certain specified officers (including all of CVB’s named executive officers, other than Mr. Myers, who has a separate deferred compensation plan) may defer up to 75% of their base salaries and up to 100% of their annual bonuses, any commission payments, and compensation that may be received by directors as reportable on Form 1099, as applicable on a tax deferred basis. There is no guaranteed rate of earnings on the participants’ accounts.

                Upon reaching the retirement age of 62 years, a participant will receive the balance of his or her account in approximately equal annual installments over a period of no more than 15 years. In the event of a participant’s separation from employment for a reason other than retirement, the participant will receive the balance of his or her account in one lump sum in cash. A participant may elect to receive all or part of the balance in his or her account in either one lump sum or in approximately equal annual installments over a period of no more than 15 years upon death, disability, or a change of control.

                A copy of the Plan will be filed with CVB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Item 8.01         Other Events

                On February 21, 2007, the Board of Directors of CVB approved a new program to repurchase up to 2,000,000 shares of its common stock. This program is being combined with the remaining 775,163 shares that remain unpurchased from CVB’s previous stock repurchase program, approved in October 2001. Accordingly, CVB will have the authority to repurchase up to 2,775,163 shares (this number will not be adjusted for stock splits, stock dividends and the like) of its common stock in the open market or in privately negotiated transactions, at times and at prices considered appropriate by CVB, depending upon prevailing market conditions and other corporate and legal considerations.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                        CVB FINANCIAL CORP.
                                                                                                                        (Registrant)

Date: February 27, 2007	By: /s/ Edward J. Biebrich, Jr. Edward J. Biebrich, Jr., Executive Vice President and Chief Financial Officer